Exhibit 10.85
INGEVITY CORPORATION
2025 OMNIBUS INCENTIVE PLAN

Effective April 30, 2025

Section 1
Purpose and Objectives
The primary purpose of the Ingevity Corporation 2025 Omnibus Incentive Plan (the “Plan”) is to reward selected corporate officers, key employees and non-employee directors of the Company and its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of long term and short term cash payments The Plan is designed to attract and retain employees and non-employee directors of the Company and its Subsidiaries and to encourage a sense of proprietorship in the Company and its Subsidiaries. Upon the Effective Date, no further awards shall be granted under the Ingevity Corporation Amended and Restated 2016 Omnibus Incentive Plan (the “Prior Plan”), and all awards outstanding under the Prior Plan as of the Effective Date shall remain subject to the terms and conditions of the Prior Plan.

Section 2
Definitions
As used herein, the terms set forth below shall have the following respective meanings:
(a)    “Authorized Officer” means the Chair of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).
(b)     “Applicable Pro-Ration Factor” has the meaning set forth in Section 14.2(b).
(c)    “Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, or in combination with another Award, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.
(d)    “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available to a Participant but are not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Business Combination” has the meaning set forth in Section 14.4(c)
(g)    “Cash Award” means an Award denominated in cash.
(h)    “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” (or its equivalent) as defined in any individual employment agreement to which the applicable Participant and the Company or a Subsidiary are parties, or (ii) if there is no such individual agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense or a misdemeanor offense involving moral turpitude by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Subsidiaries; or (E) a material violation of any policies, rules or guidelines of the Company or a Subsidiary knowingly committed by a Participant.
(i)    “Change in Control” has the meaning set forth in Section 14.5.

Exhibit 10.85
(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(k)    “Committee” means the Talent and Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.
(l)    “Common Stock” means the common stock of the Company.
(m)    “Company” means Ingevity Corporation or any successor thereto.
(n)    “Corporate Transaction” has the meaning set forth in Section 4.1(d)(i).
(o)    “Disability” means, unless otherwise defined in an individual agreement or Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees.
(p)    “Disaffiliation” means a Subsidiary ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.
(q)    “Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.
(r)    “Effective Date” has the meaning set forth in Section 16(a).
(s)    “Employee” means an employee of the Company or any of its Subsidiaries.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(u)    “Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.
(v)    “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an interdealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose as of a date within the preceding 12 months, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined reasonably and in good faith by the Committee. For purposes of establishing the fair market value of shares of Common Stock underlying Stock Options and Stock Appreciation Rights, “Fair Market Value” shall be determined in a manner consistent with securing exemption from, or avoiding adverse taxation under, Section 409A of the Code.
(w)    “Fiscal Year” means the calendar year of the Company.
(x)    “Good Reason” means (i) “Good Reason” as defined in any individual agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such individual agreement or if it does not define Good Reason (or its equivalent), any of the following without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business is located and a further distance from the Participant’s principal residence or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties. In order to invoke a termination of employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to

Exhibit 10.85
remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such termination of employment to constitute a termination of employment for Good Reason.
(y)    “Grant Date” means (i) the date on which the Committee by resolution selects an eligible individual to receive a grant of an Award and determines the number of shares of Common Stock to be subject to such Award or the formula for earning a number of shares or cash amount or (ii) such later date as the Committee shall provide in such resolution.
(z)    “Incumbent Board” has the meaning set forth in Section 14.4(b)
(aa)    “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.
(bb)    “Non-Employee Director” means anyone who serves on the Board, other than any employee of the Company.
(cc)    “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.
(dd)    “Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which may be either an Incentive Stock Option or a Nonqualified Stock Option.
(ee)    “Outstanding Common Stock” has the meaning set forth in Section 14.4(a).
(ff)    “Outstanding Voting Securities” has the meaning set forth in Section 14.4(a).
(gg)    “Participant” means an Employee or Non-Employee Director to whom an Award has been made under this Plan.
(hh)    “Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.
(ii)    “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
(jj)    “Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.
(kk)    “Performance Unit Award” means an Award in the form of Performance Units.
(ll)    “Person” has the meaning set forth in Section 14.4(a)
(mm)    “Qualified Termination of Employment” means a termination of employment by the Company without Cause, other than as a result of death or disability, or a termination of employment by a Participant for Good Reason.
(nn)    “Replaced Award” has the meaning set forth in Section 14.3.
(oo)    “Replacement Award” has the meaning set forth in Section 14.3.
(pp)    “Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.
(qq)    “Restricted Stock Award” means an Award in the form of Restricted Stock.
(rr)    “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted as to transfer and subject to forfeiture provisions.
(ss)    “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.
(tt)    “Restriction Period” means a period of time beginning as of the date upon which an Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.
(uu)    “Share Change” has the meaning set forth in Section 4.1(d)(ii).

Exhibit 10.85
(vv)    “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.
(ww)    “Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.
(xx)    “Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly or indirectly through one or more intermediaries. For purposes of Incentive Stock Options, “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Section 3
Eligibility
All Employees and Non-Employee Directors are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Non-Employee Directors who are to be granted Awards under this Plan.

Section 4
Shares Subject to Awards and other Plan Limits
Common Stock Available for Awards.
(a)    Plan Maximums. The maximum number of shares of Common Stock that may be delivered pursuant to Awards under the Plan shall not exceed: (i) 425,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that remain available for issuance under the Prior Plan from and after the Effective Date, plus (iii) the number of shares of Common Stock underlying any equity awards previously granted under the Prior Plan as of the Effective Date that, on or after the Effective Date, are forfeited, terminated, expire or lapse without being exercised, or any such awards that are settled for cash. Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.
(b)    Individual Limits. Notwithstanding any other provision of the Plan to the contrary, the sum of (A) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted, plus (B) the total amount payable in cash, for any fiscal year to any Participant who is a Non-Employee Director in that year shall not exceed $750,000.
(c)    Rules for Calculating Shares Delivered.
(i)    To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.
(ii)    Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy withholding taxes shall not become available again for issuance under this Plan.
(iii)    Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan.
(d)    Adjustment Provisions.
(i)    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of

Exhibit 10.85
shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1(a) and 4.1(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(ii)    In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1(a) and 4.1(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(iii)    In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards, and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustments made pursuant to this Section 4.1(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 4.1(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.
(iv)    Any adjustments made pursuant to this Section 4.1(d) need not be the same for all Participants.
Section 5
Administration
Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:
(a)    The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; and
(b)    Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function).
Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to

Exhibit 10.85
adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion:
(a)    select the eligible individuals to whom Awards may from time to time be granted;
(b)    determine whether and to what extent different forms of Awards are to be granted hereunder;
(c)    determine the number of shares of Common Stock to be covered by each Award granted hereunder or the amount of any cash-based award;
(d)    determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(e)    subject to Section 16, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;
(f)    adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(g)    accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(h)    interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);
(i)    establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable, which “blackout” period may be in addition to any trading “blackout” periods established by the Company;
(j)    decide all other matters that must be determined in connection with an Award; and
(k)    otherwise administer the Plan.
Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
Prohibition on Repricing of Awards. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 4.1, to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the applicable listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
Delegation of Authority. Subject to Delaware law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Delaware law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.
Section 6
Awards
Grants. Awards may be granted under the Plan to eligible individuals.
Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7-13 and may be granted singly, or in combination with another Award. Awards may also be made in combination with, in replacement of, or as alternatives to, grants or rights under this Plan

Exhibit 10.85
or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.
Minimum Vesting Requirements. No Award granted under this Plan may vest before the first anniversary of the date of grant, subject to certain accelerated vesting contemplated under this Plan, with the exception of (i) Awards covering up to five percent (5%) of the number of shares of Common Stock reserved for issuance under this Plan, (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) Awards granted in replacement of Awards previously granted under this Plan or another long-term incentive plan of the Company, (iv) Awards granted in connection with the assumption or substitution of awards as part of a corporate transaction, (v) the occurrence of a Change in Control, and (vi) Awards that may be settled only in cash. Nothing in this Section 6.3 shall limit the Committee’s authority to provide for the accelerated vesting of Awards as permitted under Section 5.2(g) and Section 14 of this Plan.
Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.
Dividends and Dividend Equivalents. Rights to dividends may be extended to and made part of any Restricted Stock Award, and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/or Dividend Equivalents shall not be extended to any Options or SARs. Dividends and Dividend Equivalents shall be subject to the same vesting, restriction, forfeiture and payment conditions as the underlying Awards.
Section 7
Options
General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the applicable requirements described in Section 6 hereof.
Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock, including imposing a requirement that such Common Stock shall have been held by the Participants for a prescribed period before being tendered. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, including additional means for paying Exercise Prices, provided that such rules and procedures are not inconsistent with the provisions of this Section.

Exhibit 10.85
Section 8
Stock Appreciation Rights
An Award may be in the form of an SAR. The Exercise Price for an SAR, or the applicable baseline from which gain is measured upon exercise, shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the applicable requirements described in Section 6 hereof.
Section 9
Restricted Stock Awards
An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the applicable requirements described in Section 6 hereof.

Section 10
Restricted Stock Unit Awards
An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the applicable requirements described in Section 6 hereof.

Section 11
Performance Unit Awards
An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value of the number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the applicable requirements described in Section 6 hereof.

Section 12
Other Stock Based Awards and Cash Awards
Other Stock Based Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.
Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Exhibit 10.85
Section 13
Performance Awards
General. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.
13.2 Performance Awards. shall be paid, vested or otherwise deliverable based on achievement of certain Performance Goals and will be subject to such terms, conditions and restrictions as the Committee or its designee shall determine. Performance Goals may relate to any one or more of the following:
(a)    contract awards;
(b)    backlog;
(c)    market share;
(d)    revenue;
(e)    sales;
(f)    days’ sales outstanding;
(g)    overhead;
(h)    other expense management;
(i)    operating income;
(j)    operating income margin;
(k)    earnings (including net earnings, earnings before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization);
(l)    earnings margin;
(m)    earnings per share;
(n)    cash flow;
(o)    working capital;
(p)    book value per share;
(q)    improvement in capital structure;
(r)    credit rating;
(s)    return on stockholders’ equity;
(t)    return on investment or return on invested capital;
(u)    cash flow return on investment;
(v)    return on assets;
(w)    total stockholder return;
(x)    economic profit;
(y)    stock price;
(z)    total contract value;
(aa)    annual contract value; and
(bb)    client satisfaction.

Exhibit 10.85
Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Further, a Performance Goal may apply to an Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism.
13.3 Adjustment of Performance Awards. The Committee may provide in any such Performance Award in writing in advance that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:
(a)    asset write-downs;
(b)    litigation or claim judgments or settlements;
(c)    the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;
(d)    any reorganization and restructuring programs;
(e)    extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;
(f)    acquisitions or divestitures;
(g)    foreign exchange gains and losses; and
(h)    settlement of hedging activities.

Section 14
Change in Control
General. The provisions of this Section 14 shall, subject to Section 4.1, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:
(a)    Treatment of Replacement Awards.
(i)    To the extent that any Award outstanding as of the date of a Change in Control is replaced by a Replacement Award (as defined in Section 14.3 below), such Award shall not vest as a result of the Change in Control, and instead shall continue to vest and become exercisable (as applicable) subject to the Participant’s continued service during the remaining vesting period and the satisfaction of the other terms and conditions of the Replacement Award.
(ii)    Notwithstanding the foregoing and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Qualified Termination of Employment, (A) all Replacement Awards then held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (B) any Replacement Award then held by such Participant that is an Option or Stock Appreciation Right shall remain exercisable until the earlier of (I) the three-year anniversary of the Qualified Termination of Employment and (II) the expiration of the stated full term of such Option or Stock Appreciation Right. For any Stock Award that vests pursuant to this Section 14.2(a)(ii), (x) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the termination of employment and (y) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.
(b)    Treatment of Awards that are not Replaced by Replacement Awards. To the extent that any Award outstanding as of the date of a Change in Control is not replaced by a Replacement Award (as defined in Section 14.3 below):

Exhibit 10.85
(i)    All such then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all such then-outstanding Stock Awards (other than Awards described in Section 14.2(b)(ii)) shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Award. For any Stock Award that vests pursuant to this Section 14.2(b)(i), (A) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control and (B) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.
(ii)    Any performance-based Stock Award (other than Awards described in Section 14.2(b)(i)) shall be deemed to be earned in an amount equal to the product obtained by multiplying (A) the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (I) the applicable target level and (II) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (B) the Applicable Pro-Ration Factor. For any Stock Award that vests pursuant to this Section 14.2(b)(ii), (x) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, (y) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control is a “Change in Control Event” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, and (z) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control Event is not a change in control under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award. For purposes of this Section 14.2(b)(ii), with respect to any Award covered by this Section 14.2(b)(ii), “Applicable Pro-Ration Factor” shall mean the quotient obtained by dividing the number of days that have elapsed during the applicable performance period through and including the date of the Change in Control by the total number of days covered by the full performance period.
(iii)    Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, upon a Change in Control, the Company may settle any Awards that constitute “nonqualified deferred compensation” under Section 409A of the Code and that are not replaced by a Replacement Award, to the extent the settlement is effectuated in accordance with Treasury Reg. § 1.409A-3(j)(4)(ix)).
Replacement Awards. An Award shall qualify as a “Replacement Award” if: (a) it is of the same type as the Award intended to be replaced by the Replacement Award (the “Replaced Award”); (b) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 4.1; (c) the underlying Replaced Award was an equity-based Award, it relates to publicly traded equity securities of the Company or the entity surviving the Company (or such surviving entity’s parent) following the Change in Control; (d) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 14.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:
(a)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted

Exhibit 10.85
itself was acquired directly from the Company, (B) any repurchase by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 14.4; or
(b)    A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 14.4(b), any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(c)    The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 30% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Securities that existed prior to the Business Combination, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or
(d)    The approval by stockholders of a complete liquidation or dissolution of the Company.

Section 15
Taxes
The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

Section 16
Term, Amendment And Termination
(a)    Effectiveness. The Plan shall be effective as of April 30, 2025 (the “Effective Date”).
(b)    Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

Exhibit 10.85
(c)    Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(d)    Amendment of Awards. Subject to Section 5.4, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

Section 17
Assignability
Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

Section 18
Restrictions
No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Section 19
Unfunded Plan
This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Exhibit 10.85
Section 20
Code Section 409A
Awards. Awards made under this Plan are intended to be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award; provided that this Section 20.1 shall not require the Company to incur any costs other than administrative costs.
Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.
Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is nonqualified deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

Section 21
Awards to Non-U.S. Employees
Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 22
Governing Law
This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 23
Right to Continued Service or Employment
Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

Exhibit 10.85
Section 24
Usage
Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neutral genders.

Section 25
Headings
The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.